FOR IMMEDIATE RELEASE:

NVIDIA Reports Financial Results for Fourth Quarter and Fiscal Year 2011

•	Revenue increased 5.0 percent to $886.4 million from the third quarter.
°	We believe some analyst estimates may have recorded the Intel settlement as revenue, rather than as a credit to operating expenses, artificially raising revenue consensus.

•	GAAP net income grew to $171.7 million, or $0.29 per diluted share, from the third quarter’s $84.9 million, or $0.15 per diluted share.

•	GAAP gross margin increased to a record 48.1 percent from the third quarter’s 46.5 percent.

SANTA CLARA, Calif.—Feb. 16, 2011—NVIDIA (NASDAQ: NVDA) today reported revenue of $886.4 million for the fourth quarter of fiscal 2011 ended Jan. 30, 2011, up 5.0 percent from the prior quarter and down 9.8 percent from $982.5 million from the same period a year earlier.

On a GAAP basis, the company recorded net income of $171.7 million, or $0.29 per diluted share, compared with $84.9 million, or $0.15 per diluted share, in the previous quarter and GAAP net income of $131.1 million, or $0.23 per diluted share, in the same period a year earlier.   GAAP gross margin was a record 48.1 percent compared with 46.5 percent in the previous quarter and 44.7 percent in the same period a year earlier.

	Quarterly Highlights			Fiscal Year Highlights
($ in millions except per share data)	Q4 FY2011	Q3 FY2011	Q4 FY2010	FY2011	FY2010
Revenue	$886.4	$843.9	$982.5	$3,543	$3,326
GAAP:
Gross margin	48.1%	46.5%	44.7%	39.8%	35.4%
Net income (loss)	$171.7	$84.9	$131.1	$253.1	$(68.0)
Income (loss) per share	$0.29	$0.15	$0.23	$0.43	$(0.12)

The company’s fourth quarter results include a $57.0 million credit to operating expenses, $37.1 million after tax, as a result of a legal settlement in connection with a new licensing agreement entered into with Intel.

“These strong results underscore the larger story of NVIDIA’s transformation,” said Jen-Hsun Huang, NVIDIA president and chief executive officer. “Even as we are extending our leadership in visual computing, our investment in mobile computing and parallel computing is now driving our growth".

“Tegra is positioned center stage in the revolution in super phones and tablets, while Tesla is becoming an essential processor for supercomputing.  I have never been more excited about NVIDIA’s prospects.”

Outlook

The outlook for the first quarter of fiscal 2012 is as follows:

•	Revenue is expected to be up 6 to 8 percent from the fourth quarter.

•	GAAP gross margin is expected to be 48.5 to 49.5 percent.

•	GAAP operating expenses are expected to be approximately $327 million.

•	GAAP tax rate is expected to be 16 to 18 percent.

Fourth Quarter Fiscal 2011 and Recent Highlights:

•
NVIDIA demonstrated its next-generation mobile processor, the world’s first quad-core mobile processor, at Mobile World Congress.  The company is sampling to customers now, putting it at least a year ahead of the competition.  NVIDIA expects to see tablets and phones later this year.

•
Customers announced a number of products incorporating the Tegra® 2 mobile processor, including Acer, with its EeePad Slider, EeePad Transformer and Iconia A500 tablets; Dell, with the Dell Streak; LG Electronics, with the LG Optimus 2X phone and the Optimus Pad; and Motorola, with the Atrix and Droid Bionic phones, the Xoom tablet for Verizon and an unnamed tablet for AT&T. After quarter end, Samsung announced the Galaxy Tab 10.1, and revealed it was working with NVIDIA on a Tegra-powered superphone and Toshiba announced an unnamed 10” tablet.

•
NVIDIA announced that it is developing a custom CPU that will use the ARM instruction set, known internally as Project Denver. The Denver CPU cores will be integrated into future generation processors for PCs, servers, and supercomputers.  Separately, Microsoft announced that its next generation Windows will include native support for ARM SOCs such as Tegra.

•
NVIDIA extended its licensing agreement with Intel for $1.5 billion over the agreement’s six-year lifespan. Revenue and costs from the license portion of this agreement will commence April 1, 2011; see the CFO Commentary posted on our website for further details.

•
In addition to its long partnership with the Volkswagen Audi Group, NVIDIA announced that BMW will also use NVIDIA GPUs for infotainment systems in next-generation cars worldwide. Tesla™ Motors will also incorporate Tegra processors to power the infotainment, navigation and instrument cluster in its Roadster Model S.

•	NVIDIA launched the GeForce® GTX 570 and GTX 560 Ti, the most advanced GPUs for gamers.

•	NVIDIA announced that PC manufacturers are expected to launch 200 new PCs that use NVIDIA® GeForce GPUs paired with the new generation of Sandy Bridge CPUs.

CFO Commentary

Commentary on the quarter by David White, NVIDIA chief financial officer and executive vice president, is available at www.nvidia.com/investor.

Conference Call and webcast Information

NVIDIA will conduct a conference call with analysts and investors to discuss its fourth quarter fiscal 2011 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).  To listen to the call, please dial (706) 679 2572.  A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations Web site www.nvidia.com/ir and at www.streetevents.com.  The Web cast will be recorded and available for replay until the company's conference call to discuss its financial results for its first quarter fiscal 2012.

Non-GAAP Measures

To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance.  These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP net income, non-GAAP net income per share and free cash flow.  In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude a charge related to the weak die/packaging material set that was used in certain versions of NVIDIA’s previous generation MCP and GPU products, net of insurance reimbursements, a non-recurring charge related to a tender offer purchase, a non-recurring benefit from a legal settlement, and the associated tax impact of these items, where applicable.  Free cash flow is calculated as GAAP net cash provided by or used in operating activities less purchases of property and equipment and intangible assets.  NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.

About NVIDIA

NVIDIA (NASDAQ: NVDA) awakened the world to the power of computer graphics when it invented the GPU in 1999. Since then, it has consistently set new standards in visual computing with breathtaking, interactive graphics available on devices ranging from tablets and portable media players to notebooks and workstations. NVIDIA's expertise in programmable GPUs has led to breakthroughs in parallel processing which make supercomputing inexpensive and widely accessible. The Company holds more than 1,700 patents worldwide, including ones covering designs and insights that are essential to modern computing. For more information, see www.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: the company’s financial outlook for the first quarter of fiscal 2012; the company’s expectations with respect to the number of new products to be introduced by PC manufacturers that use the company’s graphics; the company’s expectations with respect to the use of its products by customers, including Audi, Samsung, BMW and Tesla Motors; the company’s development plans for a custom CPU that will use the ARM instruction set; the company’s transformation; the company’s extension of leadership in visual computing; the company’s investment in mobile and parallel computing driving growth; Tegra’s position in revolutionizing super phones and tablets; the company’s prospects; the company’s quad-core mobile processor being ahead of the competition; timing of release of tablets and phones; and the effects of the company's patents on modern computing are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of faster or more efficient technology; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-Q for the fiscal period ended October 31, 2010. Copies of reports filed with the SEC are posted on the company's website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2011 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, Tegra and Tesla are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

ARM, AMBA and ARM Powered are registered trademarks of ARM Limited. Cortex, MPCore and Mali are trademarks of ARM Limited. All other brands or product names are the property of their respective holders. "ARM" is used to represent ARM Holdings plc; its operating company ARM Limited; and the regional subsidiaries ARM Inc.; ARM KK; ARM Korea Limited.; ARM Taiwan Limited; ARM France SAS; ARM Consulting (Shanghai) Co. Ltd.; ARM Germany GmbH; ARM Embedded Technologies Pvt. Ltd.; ARM Norway, AS and ARM Sweden AB.

###

For further information, contact:

Michael Hara	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 486-2511	(408) 566-5150
mhara@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	January 30,		January 31,	January 30,			January 31,
	2011		2010	2011			2010

Revenue	$886,376		$982,488	$3,543,309		$	$ 3,326,445
Cost of revenue	460,017		543,767	2,134,219			2,149,522
Gross profit	426,359		438,721	1,409,090			1,176,923
Operating expenses
Research and development	215,563		216,251	848,830			908,851
Sales, general and administrative	88,018		88,188	361,513			367,017
Legal settlement	(57,000)	(A)	-	(57,000)	(A)		-
Total operating expenses	246,581		304,439	1,153,343			1,275,868
Operating income (loss)	179,778		134,282	255,747			(98,945)
Interest and other income, net	6,128		5,139	15,422			16,651
Income (loss) before income tax expense	185,906		139,421	271,169			(82,294)
Income tax expense (benefit)	14,255		8,345	18,023			(14,307)
Net income (loss)	$171,651		$131,076	$253,146			$(67,987)

Basic net income (loss) per share	$0.29		$0.24	$0.44			$(0.12)
Diluted net income (loss) per share	$0.29		$0.23	$0.43			$(0.12)

Shares used in basic per share computation	583,439		557,479	575,177			549,574
Shares used in diluted per share computation	601,559		582,081	588,684			549,574

(A) On January 10, 2011, the Company and Intel entered into a new six-year cross licensing agreement and both parties also agreed to settle all outstanding legal disputes. For accounting purposes, the fair valued benefit prescribed to the settlement portion was $57.0 million.

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	January 30,	January 31,
	2011	2010
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$2,490,563	$1,728,227
Accounts receivable, net	348,770	374,963
Inventories	345,525	330,674
Prepaid expenses and other current assets	42,092	46,966
Total current assets	3,226,950	2,480,830

Property and equipment, net	614,431	571,858
Goodwill	369,844	369,844
Intangible assets, net	243,171	120,458
Deposits and other assets	40,850	42,928
Total assets	$4,495,246	$3,585,918

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$286,138	$344,527
Accrued liabilities and other current liabilities	656,544	439,851
Total current liabilities	942,682	784,378

Other long-term liabilities	347,713	111,950
Capital lease obligations, long term	23,389	24,450
Stockholders' equity	3,181,462	2,665,140
Total liabilities and stockholders' equity	$4,495,246	$3,585,918

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three months ended				Twelve months ended
	January 30,		October 31,	January 31,	January 30,		January 31,
	2011		2010	2010	2011		2010

GAAP gross profit	$426,359		$392,062	$438,721	$1,409,090		$1,176,923
GAAP gross margin	48.1%		46.5%	44.7%	39.8%		35.4%

Net charge against cost of revenue arising from a weak die/packaging material set	-		-	-	181,193	(A)	95,878	(A)
Stock option purchase charge related to cost of revenue	-		-	-	-		11,412	(B)
Non-GAAP gross profit	$426,359		$392,062	$438,721	$1,590,283		$1,284,213
Non-GAAP gross margin	48.1%		46.5%	44.7%	44.9%		38.6%

GAAP operating expenses	$246,581		$288,279	$304,439	$1,153,343		$1,275,868
Net charge against operating expenses arising from a weak die/packaging material set	-		-	-	(12,705)	(A)	1,929	(A)
Stock option purchase charge related to operating expenses	-		-	-	-		(128,829)	(B)
Legal settlement	57,000	(C)	-	-	57,000	(C)	-
Non-GAAP operating expenses	$303,581		$288,279	$304,439	$1,197,638		$1,148,968

GAAP net income (loss)	$171,651		$84,862	$131,076	$253,146		$(67,987)
Total pre-tax impact of non-GAAP adjustments	(57,000)		-	-	136,898		234,190
Income tax impact of non-GAAP adjustments	24,359	(D)	-	-	(8,469)	(D)	(24,820)	(D)
Non-GAAP net income	$139,010		$84,862	$131,076	$381,575		$141,383

Diluted net income (loss) per share
GAAP	$0.29		$0.15	$0.23	$0.43		$(0.12)
Non-GAAP	$0.23		$0.15	$0.23	$0.65		$0.25

Shares used in GAAP diluted net income (loss) per share computation	601,559		582,648	582,081	588,684		549,574
Cumulative impact of non-GAAP adjustments	-		-	-	-		18,488	(E)
Shares used in non-GAAP diluted net income (loss) per share computation	601,559		582,648	582,081	588,684		568,062

Metrics:
GAAP net cash flow provided by operating activities	$434,674		$212,177	$69,245	$675,797		$487,807
Purchase of property and equipment and intangible assets	(21,344)		(21,823)	(22,575)	(97,890)		(77,601)
Free cash flow	$413,330		$190,354	$46,670	$577,907		$410,206

(A) Excludes a charge related to the weak die/packaging material set that was used in certain versions of our previous generation chips, net of insurance reimbursement.
(B) During the three months ended April 26, 2009, the Company completed a tender offer to purchase outstanding stock options which resulted in a charge of $140.2 million, $11.4 million of which was associated with cost of revenue and $128.8 million with operating expenses.

(C) On January 10, 2011, the Company and Intel entered into a new six-year cross licensing agreement and both parties also agreed to settle all outstanding legal disputes.  For accounting purposes, the fair valued benefit prescribed to the settlement portion was $57.0 million.

(D) The income tax impact of non-GAAP adjustments has only been reported during fiscal quarters that include other GAAP to non-GAAP reconciling items, as well as in the full fiscal year results during which the GAAP to non-GAAP reconciling items occur. As such, any effective tax rate differences between GAAP and non-GAAP results that result from such adjustments have not been reported separately in the non-GAAP results for a fiscal quarter that does not contain other GAAP to non-GAAP reconciling items.

(E) Reflects an adjustment to diluted shares to reflect a non-GAAP net income versus a GAAP net loss.